Exhibit 10.17
March 16, 2010
Stephen D’Arcy
Chair
Board of Trustees
Detroit Medical Center
3990 John R, One Brush South
Detroit, MI 48201
Dear Mr. D’Arcy:
Please accept my sincere appreciation for your leadership and partnership as we move forward in this next chapter in the rich history of Detroit Medical Center. Our belief in the future of Detroit and the strength of your management team, combined with the investments we will make over the next several years, truly makes this an exciting opportunity. This initiative creates tremendous potential for advancing both organizations and I personally look forward to working with you and your colleagues to realize a new future together.
The addition of Detroit Medical Center to the family of Vanguard Health Systems’ hospitals significantly increases the size of our organization. Just as important, however, the thought leadership of the Detroit Medical Center management team will be a welcome addition to our company as we push ahead with our mission to help people achieve health for life. The quality of care and community commitment demonstrated by your team is remarkable and we will be listening and learning as we go forward.
In turn, we also are confident in our ability to bring real value to Detroit Medical Center, providing the access to capital, community support and leadership, and innovative practices that are our traditions.
In recognition of our shared importance to one another, I write to extend to your organization a seat on the Vanguard Board of Directors. Once the transaction is closed, we look forward to your Board’s nomination of a candidate to the Vanguard Board. We look forward to working with your designee not only to advance Detroit Medical Center’s mission, but our shared mission for Vanguard Health Systems.
Again, please accept my gratitude for your leadership throughout this transaction.

Sincerely,
/s/ Charles N. Martin
Charles N. Martin
Chairman and CEO

Vanguard Health Systems 20 Burton Hills Boulevard, Suite 100 • Nashville, TN 37215 • 615.665.6000 • Fax 615.665.6099